Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,774,197)
Unrealized Gain (Loss) on Market Value of Futures	1,077,770
Dividend Income	938
Interest Income	392
ETF Transaction Fees	700
Total Income (Loss)	$(4,694,397)

Expenses
Professional Fees	$36,580
General Partner Management Fees	25,285
SEC & FINRA Registration Expense	3,943
Brokerage Commissions	3,691
NYMEX License Fee	632
Non-interested Directors' Fees and Expenses	566
Prepaid Insurance Expense	480
Total Expenses	71,177
Expense Waiver	(40,393)
Net Expenses	$30,784
Net Income (Loss)	$(4,725,181)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$51,688,526
Additions (100,000 Shares)	4,932,172
Net Income (Loss)	(4,725,181)

Net Asset Value End of Month	$51,895,517
Net Asset Value Per Share (1,050,000 Shares)	$49.42

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612